UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K
_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
July 25, 2022

USANA HEALTH SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation)

001-35024	87-0500306
(Commission File No.)	(IRS Employer Identification No.)

3838 West Parkway Boulevard
Salt Lake City, Utah 84120
(Address of principal executive offices, Zip Code)
Registrant's telephone number, including area code: (801) 954-7100

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	USNA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)

Effective as of July 25, 2022, the Board of Directors of USANA Health Sciences, Inc. (the “Company”) acted unanimously to appoint J. Scott Nixon, CPA as an additional director of the Company, for an initial term expiring at the Company’s 2023 Annual Meeting of Shareholders. The Board has appointed Mr. Nixon to serve on the Audit Committee, Compensation Committee, Governance Risk and Nominating Committee, and Sustainability Committee of the Board.  The Company’s Board of Directors now consists of eight members, seven of whom are independent.  Mr. Nixon will be eligible to participate in the Company’s outside director compensation plan, which consists of cash retainer fees and equity grants under the Company’s 2015 Equity Incentive Award Plan.  There is no arrangement or understanding between Mr. Nixon and any other persons pursuant to which he was selected as a director. There are no family relationships between Mr. Nixon and any director or executive officer of the Company and there are no relationships between Mr. Nixon and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Mr. Nixon, a retired certified public accountant, previously served as an independent director on USANA’s Board  from October 2017 through May 2019, before departing from the Board to fulfill a three-year voluntary leadership assignment for The Church of Jesus Christ of Latter-day Saints in Brazil. Mr. Nixon retired in 2015 as a partner with PricewaterhouseCoopers LLP (“PwC”) where he spent over 31 years in various roles including office managing partner and engagement partner over public and private companies in many industries. His career involved providing audit and business advisory services. Mr. Nixon was involved in numerous complex filings with the Securities and Exchange Commission on behalf of his clients. In 2007, Mr. Nixon returned from a four-year assignment in São Paulo, Brazil where he represented various interests of the PwC global firm to the 18 member firms in South and Central America and led the implementation of the Sarbanes-Oxley requirements in those countries.

Mr. Nixon previously served on several boards of directors, including: (i) ProLung, Inc. (dba IONIQ Sciences), where he served as Chairman of the Audit Committee and a member of the Compensation Committee; (ii) Deseret Trust Company, where he also served as a member of the Audit and Executive Committees; (iii) Utah State University Board of Trustees, where he also served as Chairman of the Audit Committee; and (iv) two other nonprofit boards of directors. Mr. Nixon holds both a Bachelor of Arts and Master of Accounting from Utah State University.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by USANA Health Sciences, Inc. dated July 27, 2022 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USANA HEALTH SCIENCES, INC.

By: /s/ G. Douglas Hekking
G. Douglas Hekking, Chief Financial Officer

Date: July 27, 2022

Exhibit Index

Exhibit No.	Description
99.1	Press release issued by USANA Health Sciences, Inc. dated July 27, 2022 (furnished herewith).